SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 27, 2004

PartnerRe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	0-2553	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda
(Address of Principal Executive Offices)

HM 08
(Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

News Release

PartnerRe Ltd. Provides Update on Exposure to Third Quarter 2004 Hurricanes

PEMBROKE, Bermuda, September 27, 2004 — PartnerRe Ltd. (NYSE:PRE) today estimated that claims relating to its exposure to Hurricane Ivan are expected to be between $35-$45 million, with the loss split equally between U.S. and Caribbean exposures.

The Company’s loss estimate for Ivan is based on an analysis of both its U.S. and Bermuda operations and its own estimate of industry insured losses of approximately $4.5-$6 billion.

The Company also revised its estimate of claims relating to Hurricane Charley to approximately $27 million, down from the initial estimate of between $35-$45 million. The Company estimates that claims relating to its exposure to Hurricane Frances will be less than $25 million.

PartnerRe President & CEO Patrick Thiele said, “This quarter has been very active in terms of named storms both in the Atlantic/Caribbean region and in the Pacific. We expect third quarter results to be impacted by our exposure to this accumulation of loss events. Our ability to reach our plan for 2004 of a minimum of $6.90 in operating earnings per share will be dependent upon our exposure to Hurricane Jeanne and large loss experience for the remainder of the year.”

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. At year-end 2003, total revenues were $3.9 billion. As of June 30, 2004, total assets were $11.8 billion, total capitalization was $3.3 billion and total shareholders’ equity was $2.7 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe or other large losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:         PartnerRe Ltd.                                                                                  Citigate Sard Verbinnen
                          (441) 292-0888                                                                                     (212) 687-8080
                          Investor Contact: Robin Sidders                                                     Jim Barron/Hallie Bozzi
                          Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,96 Pitts Bay Road	Fax +1 441 292 6080
Pembroke HM 08	www.partnerre.com
Bermuda

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

PartnerRe Ltd.
(Registrant)

______________________

By: /s/ Amanda Sodergren

Name: Amanda Sodergren
Title: Director of Group Legal

Date: September 27, 2004